Exhibit 10.6
A.C. MOORE ARTS & CRAFTS, INC.
2007 STOCK INCENTIVE PLAN
1. Purpose
     The A.C. Moore Arts & Crafts, Inc. 2007 Stock Incentive Plan (the “Plan”) is intended to provide incentives which will attract, retain, motivate and reward non-employee directors, executive officers and other key employees of A.C. Moore Arts & Crafts, Inc. (the “Company”) or any of its Affiliates, by providing them opportunities to acquire shares of the common stock, no par value per share, of the Company (“Common Stock”) or to receive monetary payments based on the value of such shares pursuant to Awards (as defined in Section 4 below) described herein. Affiliate, as used herein, shall mean any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% or more of the outstanding capital stock (determined by aggregate voting rights) or other voting interests. Furthermore, the Plan is intended to assist in further aligning the interests of the Company’s non-employee directors, executive officers and other key employees with those of its shareholders. The Plan has been adopted and approved by the Board of Directors of the Company (the “Board”) and shall become effective as of the Effective Date, as defined in Section 26 below.
2. Administration
     a. The Plan generally shall be administered by a committee (the “Committee”) which shall be the Compensation Committee of the Board or another committee appointed by the Board from among its members. Unless the Board determines otherwise, the Committee shall be comprised solely of not less than two members who each shall qualify as a (i) “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants, as defined below, and their legal representatives.
     b. No member of the Board, no member of the Committee and no agent of the Committee who is an employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Board, members of the Committee and any agent of the Committee who is an employee of the Company against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.
     c. The Committee shall have the authority to grant Awards to the Participants. The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. In addition, the independent members of the full Board may exercise any of the powers and authority of the Committee under the Plan. In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the agent of the Committee or the Board. The selection of members of the Committee or any subcommittee thereof, and any delegation by the Committee to designated officers or employees, under this Section 2(c) shall comply with Section 16(b) of the Exchange Act, the performance-based provisions of Section 162(m) of the Code, and the regulations promulgated under each of such statutory provisions, or the respective successors to such statutory provisions or regulations, as in effect from time to time, except to the extent that the Board determines that such compliance is not necessary or desirable. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company or any of its Affiliates whose employees have benefited from the Plan, as determined by the Committee.
3. Participants
     Participants shall consist of such partners, members, non-employee directors, executive officers and other key employees (individually, “Participant” and collectively, “Participants”) of the Company or any of its Affiliates as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Awards under the Plan. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of Awards.
4. Types of Awards and Vesting Restrictions
     Awards under the Plan may be granted in any one or a combination of (1) Stock Options, (2) Stock Appreciation Rights, (3) Stock Awards, (4) Performance Awards, and (5) Stock Units (each as described above an “Award,” and collectively, “Awards”).
     Stock Awards, Performance Awards and Stock Units may, as determined by the Committee, in its discretion, constitute Performance-Based Awards, as described in Section 11 below. Awards granted to Participants under the Plan may be subject to a graded vesting schedule with a minimum vesting period of three years, unless otherwise determined by the Committee. Awards shall be evidenced by Award agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.
     Other forms of awards (“Other Awards”) valued in whole or in part by reference to, or otherwise based on, Company Stock may be granted either alone or in addition to other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom and the time or times at which such Other Awards shall be granted, the number of shares of Company Stock to be granted pursuant to such Other Awards or the manner in which such Other Awards shall be settled (in cash and/or in shares of Company Stock), or the conditions to the vesting and/or payment of such Other Awards (which may include, but not be limited to, achievement of performance goals) and all other terms and conditions of such Other Awards.
5. Common Stock Available Under the Plan

     a. Shares Available. The aggregate number of shares of Common Stock that may be subject to Awards, including shares of Common Stock underlying Stock Options, granted under this Plan shall be 1,000,000 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 12 below; provided, however, that such share reserve shall be increased from time to time by a number of shares of Common Stock equal to the number of shares of Common Stock that are issuable pursuant to option grants (“Existing Options”) outstanding under the Company’s 1997 Employee, Director and Consultant Stock Option Plan and the 2002 Stock Option Plan (collectively, the “Old Plans”) as of the Effective Date that but for the suspension of the Old Plans, as described below, would otherwise have reverted to the share reserve of the Old Plans pursuant to the terms thereof as a result of the expiration, termination, cancellation or forfeiture of such Existing Options. As of the Effective Date, there were 1,802,632 Existing Options outstanding. Starting from the Effective Date, no additional grants shall be made under each of the Company’s Old Plans. Existing Options shall continue to be governed by their respective terms under the Old Plans. The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under this Plan shall be 100,000 shares of Common Stock.
     b. Limits on Shares of Common Stock with Respect to Which Awards May Be Granted or Measured under the Plan. The maximum number of shares of Common Stock with respect to which Awards may be granted or measured to any Participant under the Plan during any calendar year or part thereof shall not exceed 300,000 shares, subject to adjustments made in accordance with Section 12 below. The maximum number of such shares with respect to which Stock Options or Stock Appreciation Rights may be granted under this Plan during any calendar year or part thereof shall be 300,000 shares of Common Stock.
     c. Shares Underlying Awards That Again Become Available. The following shares of Common Stock shall again become available for Awards: (1) any shares of Common Stock subject to an Award that remain unissued upon the cancellation, surrender, exchange or termination of such Award without having been exercised or settled; (2) any shares of Common Stock subject to an Award that are retained by the Company as payment of the exercise price or tax withholding obligations with respect to an Award; and (3) a number of shares of Common Stock equal to the number of previously owned shares of Common Stock surrendered to the Company as payment of the exercise price of a Stock Option or to satisfy tax withholding obligations with respect to an Award. In addition, (A) to the extent an Award is paid or settled in cash, the number of shares of Common Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (B) in the event of the exercise of a Stock Appreciation Right granted in relation to a Stock Option, the excess of the number of shares of Common Stock subject to the Stock Appreciation Right over the number of shares delivered upon the exercise of the Stock Appreciation Right shall again be available for grants of Awards pursuant to the Plan.
6. Stock Options
     a. In General. The Committee is authorized to grant Stock Options and shall, in its sole discretion, determine such Participants in the Plan who will receive Stock Options and the number of shares of Common Stock underlying each Stock Option. Stock Options may be (i) incentive stock options (“Incentive Stock Options”) within the meaning of Section 422 of the Code, or (ii) Stock Options which do not qualify as Incentive Stock Options (“Non-Qualified Stock Options”). The Committee may grant one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement. In addition, each Stock Option shall be subject to the following limitations set forth in this Section 6.

     b. Exercise Price. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine on the date of grant; provided, however, subject to Section 6(e) below, that the per-share exercise price shall not be less than 100 percent of the Fair Market Value (as defined in Section 18 below) of Common Stock on the date the Stock Option is granted.
     c. Payment of Exercise Price. The Stock Option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock then owned by the Participant for at least six months, by the withholding of shares of Common Stock for which a Stock Option is exercisable, or by a combination of these methods. In the discretion of the Committee, a payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price with the requirement of the broker same day reconciliation or as otherwise determined by the Company. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock then owned by a Participant for at least six months, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the Participant only the number of incremental shares to which the Participant is entitled upon exercise of the Stock Option. In determining which methods a Participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations shall be made at the time of grant and specified in the Award agreement.
     d. Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times as specified in the Plan and the Award agreement; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted.
     e. Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to Participants who are executive officers or other key employees of the Company or any subsidiary corporation of the Company as that term is defined in Section 424 of the Code. The aggregate market value (determined as of the time the Stock Option is granted) of Common Stock with respect to which Incentive Stock Options (under all option plans of the Company) are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options shall be taken into account in the order in which they are granted. Incentive Stock Options may not be granted to a Participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10 percent of the total combined voting power of all outstanding classes of stock of the Company or any subsidiary corporation of the Company as that term is defined in Section 424 of the Code, unless the exercise price is fixed at not less than 110 percent of the Fair Market Value of Common Stock on the date of grant and the exercise of such Incentive Stock Option is prohibited by its terms after the expiration of five years from the date of grant of such Incentive Stock Option.
7. Stock Appreciation Rights
     The Committee is authorized to grant Stock Appreciation Rights and shall, in its sole discretion, determine such Participants who will receive Stock Appreciation Rights and the number of shares of Common Stock with respect to each Stock Appreciation Right. A “Stock Appreciation Right” shall mean a right to receive a payment in cash, Common Stock or a combination thereof, in an amount equal to the excess of (x) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the Stock Appreciation Right is exercised over (y) the Fair Market Value, or other specified valuation (which shall be no less than the Fair Market Value), of such shares of Common Stock on the date the Stock Appreciation Right is granted, all as determined by the Committee. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement. At the time of grant of a Stock Appreciation Right, the Committee may impose such restrictions on or conditions to the exercisability of the Stock Appreciation Right as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more business criteria. The term of a Stock Appreciation Right shall not exceed ten years from the date of grant.
8. Stock Awards
     The Committee is authorized to grant Stock Awards and shall, in its sole discretion, determine such Participants in the Plan who will receive Stock Awards and the number of shares of Common Stock underlying each Stock Award. Each Stock Award shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement, including, without limitation, restrictions on the sale or other disposition of such shares, and the right of the Company to reacquire such shares for no consideration upon termination of the Participant’s employment within specified periods. The Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to Common Stock covered by such Stock Award and/or that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Award agreement shall specify whether the Participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock, including the right to receive dividends and to vote the shares.
9. Performance Awards
     a. In General. The Committee is authorized to grant Performance Awards and shall, in its sole discretion, determine such Participants who will receive Performance Awards and the number of shares of Common Stock or Stock Units (as described in Section 10 below) that may be subject to each Performance Award. Each Performance Award shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement. The Committee shall set performance targets at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the Participants, and may attach to such Performance Awards one or more restrictions. Performance targets may be based upon, without limitation, Company-wide, divisional and/or individual performance.
     b. Adjustment of Performance Targets. With respect to those Performance Awards that are not intended to qualify as Performance-Based Awards (as described in Section 11 below), the Committee shall have the authority at any time to make adjustments to performance targets for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of goals the Committee shall have precluded its authority to make such adjustments.
     c. Payout. Payment of earned Performance Awards may be made in shares of Common Stock or in cash and shall be made in accordance with the terms and conditions prescribed or authorized by the Committee. The Committee, in its sole discretion, may permit a Participant to elect to defer the receipt of any Performance Award based upon a performance period of at least twelve (12) months, provided that the Participant performed services continuously from a date no later than the date upon which the performance criteria are established through a date no earlier than the date upon which the Participant makes such deferral election. An election to defer the receipt of a Performance Award must be made no later than the date that is six (6) months before the end of the performance period, provided that in no event may an election to defer a Performance Award be made after such Performance Award has become both substantially certain to be paid and readily ascertainable. Notwithstanding the foregoing to the contrary, a Participant shall not be permitted to elect to defer the receipt of a Performance Award unless such election complies with Code Section 409A and Treasury Regulations, Rulings and Notices of Internal Revenue Service (“IRS”) issued thereunder.
10. Stock Units
     a. In General. The Committee is authorized to grant Stock Units and shall, in its sole discretion, determine such Participants who will receive Stock Units and the number of shares of Common Stock with respect to each Stock Unit. The Committee shall determine the criteria for the vesting of Stock Units. A Stock Unit granted by the Committee shall provide payment in shares of Common Stock at such time as the Award agreement shall specify. Shares of Common Stock issued pursuant to this Section 10 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a Participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined below). Each Stock Unit shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement.
     b. Payout. Upon vesting of a Stock Unit, unless the Committee has determined to defer payment with respect to such unit or a Participant has elected to defer payment under Section 10(c) below, shares of Common Stock representing the Stock Units shall be distributed to the Participant unless the Committee, with the consent of the Participant, provides for the payment of the Stock Units in cash or partly in cash and partly in shares of Common Stock equal to the value of the shares of Common Stock which would otherwise be distributed to the Participant.
     c. Deferral. The Committee, in its sole discretion, may permit a Participant to elect to defer the receipt of any Stock Unit that is subject to a vesting period of at least twelve (12) months, provided such election is made on or before the thirtieth (30th) day after the Participant is granted the Stock Unit and further provided that the election is made at least twelve (12) months in advance of the earliest date on which the vesting period could expire. Notwithstanding the foregoing to the contrary, a Participant shall not be permitted to elect to defer the receipt of a Stock Unit unless such election complies with Code Section 409A and Treasury Regulations, IRS Rulings and IRS Notices issued thereunder.
     d. Definitions. A “Stock Unit” shall mean a notional account representing one share of Common Stock. A “Dividend Equivalent Right” shall mean the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units.
11. Performance-Based Awards
     a. In General. All Stock Options and Stock Appreciation Rights granted under the Plan, and certain Stock Awards, Performance Awards, and Stock Units granted under the Plan, and the compensation attributable to such Awards, are intended to (i) qualify as Performance-Based Awards (as defined in the next sentence) or (ii) be otherwise exempt from the deduction limitation imposed by Section 162(m) of the Code. Certain Awards granted under the Plan may be granted in a manner such that Awards qualify as “performance-based compensation” (as such term is used in Section 162(m) of the Code and the regulations thereunder) and thus be exempt from the deduction limitation imposed by Section 162(m) of the Code (“Performance-Based Awards”). Awards may only qualify as Performance-Based Awards if at the time of grant the Committee is comprised solely of two or more “outside directors” (as such term is used in Section 162(m) of the Code and the regulations thereunder).

     b. Stock Options and Stock Appreciation Rights. Stock Options and Stock Appreciation Rights granted under the Plan with an exercise price at or above the Fair Market Value of Common Stock on the date of grant should qualify as Performance-Based Awards.
     c. Other Performance-Based Awards. Stock Awards, Performance Awards, and Stock Units granted under the Plan should qualify as Performance-Based Awards if, as determined by the Committee, in its discretion, either the granting or vesting of such Award is subject to the achievement of a performance target or targets based on one or more of the performance measures specified in Section 11(d) below. With respect to such Awards intended to qualify as Performance-Based Awards:
(1)	the Committee shall establish in writing (x) the objective performance-based goals applicable to a given period and (y) the individual employees or class of employees to which such performance-based goals apply no later than 90 days after the commencement of such period (but in no event after 25 percent of such period has elapsed);

(2)	no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any Participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied; and

(3)	after the establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.
     d. Performance Measures. The Committee may use the following performance measures (either individually or in any combination) to set performance targets with respect to Awards intended to qualify as Performance-Based Awards: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on shareholders’ equity; return on assets; return on net assets; return on investment capital; gross margin return on investment; gross margin dollars or percent; sales per square foot or per hour; payroll as a percentage of sales; inventory shrink; comparable store sales; inventory turnover; employee turnover; sales, general and administrative expense; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of Common Stock or any other publicly-traded securities of the Company, if any; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; and/or reductions in costs. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of financing activities; expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements. Any such performance criterion or combination of such criteria may apply to the Participant’s Award opportunity in its entirety or to any designated portion or portions of the Award opportunity, as the Committee may specify.
12. Adjustment Provisions
     If there shall be any change in Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, an adjustment shall be made to each outstanding Stock Option and Stock Appreciation Right such that each such Stock Option and Stock Appreciation Right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of Common Stock subject to such Stock Option or Stock Appreciation Right had such Stock Option or Stock Appreciation Right been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of Participants’ rights under the Plan, the Committee shall have the authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Awards, the exercise price applicable to outstanding Awards, and the Fair Market Value of Common Stock and other value determinations applicable to outstanding Awards. Appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance targets and changes in the length of performance periods. In addition, other than with respect to Stock Options, Stock Appreciation Rights and other Awards intended to constitute Performance-Based Awards, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or any of its Affiliates or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, (i) any adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.
13. Change In Control
     a. Accelerated Vesting. Notwithstanding any other provision of this Plan, unless otherwise provided in the applicable Award agreement, if there is a Change in Control of the Company (as defined in Section 13(b) below), all unvested Awards granted under the Plan shall become fully vested immediately upon the occurrence of the Change in Control and such vested Awards shall be paid out or settled, as applicable, within 60 days upon the occurrence of the Change in Control, subject to requirements of applicable laws and regulations. The Committee shall have full discretion, notwithstanding anything herein or in an Award agreement to the contrary, with respect to an outstanding Award, upon the merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company, to provide that the securities of another entity may be substituted hereunder for the shares of Common Stock and to make equitable adjustment with respect thereto.
     b. Definition. For purposes of this Section 13, (i) if there is an employment agreement or at will offer letter between the Participant and the Company or any of its Affiliates in effect, “Change in Control” shall have the same definition as the definition of “Change in Control” contained in such employment agreement or at will offer letter; or (ii) if “Change in Control” is not defined in such employment agreement or at will offer letter or if there is no employment agreement or at will offer letter between the Participant and the Company or any of its Affiliates in effect, “Change in Control” of the Company shall be deemed to have occurred upon any of the following events:
(1)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (i) the then-outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 13(b); or

(2)	Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3)	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
     c. Cashout. The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option and Stock Appreciation Right outstanding hereunder shall terminate and such holder shall receive, within 60 days upon the occurrence of the Change in Control, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.
14. Termination of Employment
     a. Subject to any written agreement between the Participant and the Company or any of its Affiliates, if a Participant’s employment is terminated due to death or Disability (as defined in Section 14(f) below):
(1)	all unvested Stock Awards and all unvested Stock Units held by the Participant on the date of the Participant’s termination of employment due to death or the date of the termination of his or her employment related to Disability, as the case may be, shall immediately become vested as of such date;

(2)	all unexercisable Stock Options and all unexercisable Stock Appreciation Rights held by the Participant on the date of the Participant’s termination of employment due to death or the date of the termination of his or her employment related to Disability, as the case may be, shall immediately become exercisable as of such date and shall remain exercisable until the earlier of (i) the end of the one-year period following the date of the Participant’s termination of employment due to death or the date of the termination of his or her employment related to Disability, as the case may be, or (ii) the date the Stock Option or Stock Appreciation Right would otherwise expire;

(3)	all exercisable Stock Options and all exercisable Stock Appreciation Rights held by the Participant on the date of the Participant’s termination of employment due to death or the date of the termination of his or her employment related to Disability, as the case may be, shall remain exercisable until the earlier of (i) the end of the one-year period following the date of the Participant’s termination of employment due to death or the date of the termination of his or her employment related to Disability, as the case may be, or (ii) the date the Stock Option or Stock Appreciation Right would otherwise expire; and

(4)	all unearned and/or unvested Performance Awards held by the Participant on the date of the Participant’s termination of employment due to death or the date of the termination of his or her employment related to Disability, as the case may be, shall immediately become earned or vested as of such date and shall be paid out and/or settled based on the Company’s and/or Participant’s performance immediately prior to the date of the Participant’s termination of employment due to death or the date of the termination of his or her employment related to

Disability on a pro-rated basis with a minimum of at least one year into a performance period.
     b. Subject to any written agreement between the Participant and the Company or any of its Affiliates, if a Participant’s employment is terminated by the Company for Cause (as defined in Section 14(g) below), all Awards, whether or not vested, earned or exercisable, held by the Participant on the date of the termination of his or her employment for Cause shall immediately be forfeited by such Participant as of such date.
     c. Subject to any written agreement between the Participant and the Company or any of its Affiliates, if a Participant’s employment is terminated for any reason, including, without limitation, retirement, other than for Cause or other than due to death or Disability:
(1)	all unvested, unearned or unexercisable Awards held by the Participant on the date of the termination of his or her employment shall immediately be forfeited by such Participant as of such date; and

(2)	all exercisable Stock Options and all exercisable Stock Appreciation Rights held by the Participant on the date of the termination of his or her employment shall remain exercisable until the earlier of (i) the end of the 90-day period following the date of the termination of the Participant’s employment, or (ii) the date the Stock Option or Stock Appreciation Right would otherwise expire.
     d. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its discretion, provide that:
(1)	any or all unvested Stock Awards and/or any or all unvested Stock Units held by the Participant on the date of the Participant’s death and/or the date of the termination of the Participant’s employment shall immediately become vested as of such date;

(2)	any or all unexercisable Stock Options and/or any or all unexercisable Stock Appreciation Rights held by the Participant on the date of the Participant’s death and/or the date of the termination of his or her employment shall immediately become exercisable as of such date and shall remain exercisable until a date that occurs on or prior to the date the Stock Option or Stock Appreciation Right is scheduled to expire, provided, however, that Incentive Stock Options shall remain exercisable not longer than the end of the 90-day period following the date of the termination of the Participant’s employment;

(3)	any or all exercisable Stock Options and/or any or all exercisable Stock Appreciation Rights held by the Participant on the date of the Participant’s death and/or the date of the termination of his or her employment shall remain exercisable until a date that occurs on or prior to the date the Stock Option or Stock Appreciation Right is scheduled to expire, provided, however, that Incentive Stock Options shall remain exercisable not longer than the end of the 90-day period following the date of the termination of the Participant’s employment; and/or
     e. Notwithstanding anything contained in the Plan to the contrary, (i) the provisions contained in this Section 14 shall be applied to an Incentive Stock Option only if the application of such provision maintains the treatment of such Incentive Stock Option as an Incentive Stock Option and (ii) the exercise period of an Incentive Stock Option in the event of a termination due to Disability provided in Section 14(a)(3) above shall only apply if the Participant’s Disability satisfies the requirement of “permanent and total disability” as defined in Section 22(e)(3) of the Code.
     f. For the purposes of this Section 14, (i) if there is an employment agreement or at will offer letter between the Participant and the Company or any of its Affiliates in effect, “Disability” shall have the same definition as the definition of “Disability” contained in such employment agreement or at will offer letter; or (ii) if “Disability” is not defined in such employment agreement or at will offer letter or if there is no employment agreement or at will offer letter between the Participant and the Company or any of its Affiliates in effect, “Disability” shall mean either of the following, as may be further modified or supplemented by the Committee in its sole discretion:
(1)	the Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; or

(2)	the Participant’s receipt, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, of income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.
     g. For purposes of this Section 14, (i) if there is an employment agreement or at will offer letter between the Participant and the Company or any of its Affiliates in effect, “Cause” shall have the same definition as the definition of “Cause” contained in such employment agreement or at will offer letter; or (ii) if “Cause” is not defined in such employment agreement or at will offer letter or if there is no employment agreement or at will offer letter between the Participant and the Company or any of its Affiliates in effect, “Cause” shall include, but is not limited to the following, as may be further modified or supplemented by the Committee in its sole discretion:
(1)	any willful and continuous neglect of or refusal to perform the employee’s duties or responsibilities with respect to the Company or any of its Affiliates, insubordination, dishonesty, gross neglect or willful malfeasance by the Participant in the performance of such duties and responsibilities, or the willful taking of actions which materially impair the Participant’s ability to perform such duties and responsibilities, or any serious violation of the rules or regulations of the Company;

(2)	the violation of any local, state or federal criminal statute, including, without limitation, an act of dishonesty such as embezzlement, theft or larceny or conviction of, or entering a plea of guilty or nolo contendre to, a felony;

(3)	intentional provision of services in competition with the Company or any of its Affiliates, or intentional disclosure to a competitor of the Company or any of its Affiliates of any confidential or proprietary information of the Company or any of its Affiliates; or

(4)	any similar conduct, including, without limitation, disparagement of the Company or any of its Affiliates, by the Participant with respect to which the

Company determines in its discretion that the Participant has terminated employment under circumstances such that the payment of any compensation attributable to any Award granted under the Plan would not be in the best interest of the Company or any of its Affiliates.
     For purposes of this Section 14, the Committee shall have the authority to determine whether the “Cause” exists and whether subsequent actions on the part of the Participant have cured the “Cause.”
15. Section 409A of the Code
     a. Awards under the Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules and shall be construed accordingly. However, the Company shall not be liable to any Participant or other holder of an Award with respect to any Award-related adverse tax consequences arising under Section 409A or other provision of the Code.
     b. If any provision of the Plan or an Award agreement contravenes any regulations or Treasury guidance promulgated under Code Section 409A or could cause an Award to be subject to the interest and penalties under Code Section 409A, such provision of the Plan or Award shall be deemed automatically modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Code Section 409A. Moreover, any discretionary authority that the Administrator may have pursuant to the Plan shall not be applicable to an Award that is subject to Code Section 409A to the extent such discretionary authority will contravene Section 409A or the regulations or guidance promulgated thereunder.
     c. Notwithstanding any provisions of this Plan or any Award granted hereunder to the contrary, no acceleration shall occur with respect to any Award to the extent such acceleration would cause the Plan or an Award granted hereunder to fail to comply with Code Section 409A.
     d. Notwithstanding any provisions of this Plan or any applicable Award agreement to the contrary, no payment shall be made with respect to any Award granted under this Plan to a “specified employee” (as such term is defined for purposes of Code Section 409A) prior to the six-month anniversary of the employee’s separation of service to the extent such six-month delay in payment is required to comply with Code Section 409A.
16. Transferability
     Each Award granted under the Plan to a Participant shall not be transferable otherwise than by will or the laws of descent and distribution and/or shall be exercisable, during the Participant’s lifetime, only by the Participant. In the event of the death of a Participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable in accordance with Section 14 above and then only by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, an Award (other than an Incentive Stock Option) may permit the transferability of such Award by a Participant solely to members of the Participant’s immediate family or trusts or family partnerships for the benefit of such persons, subject to any restriction included in the Award agreement.
17. Other Provisions

     Awards granted under the Plan may also be subject to such other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines on the date of grant to be appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, for the installment exercise of Stock Appreciation Rights, to assist the Participant, excluding an executive officer or a non-employee director, in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of the Award, for the acceleration of exercisability or vesting of Awards, or to comply with federal and state securities laws, or understandings or conditions as to the Participant’s employment, in addition to those specifically provided for under the Plan. The Committee shall have the authority to retract any Award granted under the Plan in case of a material restatement of the financial statements of the Company or if it is otherwise determined by the Committee that the previously granted Award was not earned by the Participant.
18. Fair Market Value
     For purposes of this Plan and any Awards granted hereunder, “Fair Market Value” shall mean, as of any given date, the closing price of a share of Common Stock on The NASDAQ Stock Market LLC or such other public trading market on which shares of Common Stock are listed or quoted on that date. If there is no regular public trading market for shares of Common Stock, the Fair Market Value of a share of Common Stock shall be determined by the Committee in good faith. In each case, the Fair Market Value shall be determined without regard to whether shares of Common Stock are restricted or represent a minority interest.
19. Withholding
     All payments or distributions of Awards made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the Participant receiving such Common Stock to remit to it or to the Affiliate that employs such Participant an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the Affiliate employing the Participant shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company or the Affiliate, as the case may be, to the Participant receiving Common Stock, as the Committee shall prescribe. The Committee may, in its discretion, and subject to such rules as the Committee may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Award consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.
20. Tenure
     A Participant’s right, if any, to continue to serve the Company as a non-employee director, executive officer, other key employee, or otherwise shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan.
21. Unfunded Plan
     Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
22. No Fractional Shares
     No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
23. Duration, Amendment and Termination
     No Award shall be granted more than ten years after the Effective Date; provided, however, that the terms and conditions applicable to any Award granted prior to such date may thereafter be amended or modified by mutual agreement between the Company and the Participant or such other persons as may then have an interest therein. The Board or the Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. However, no action authorized by this Section 23 shall reduce the amount of any existing Award or change the terms and conditions thereof without the Participant’s consent, except as otherwise provided for in Section 12. No amendment of the Plan shall, without approval of the shareholders of the Company, (i) increase the total number of shares which may be issued under the Plan or the maximum number of shares with respect to Stock Options, Stock Appreciation Rights and other Awards that may be granted to any Participant under the Plan; (ii) modify the requirements as to eligibility for Awards under the Plan; (iii) effect the repricing of Stock Options or Stock Appreciation Rights, including the cancellation and reissuing with other awards with a lower exercise price; or (iv) otherwise materially amend the Plan as provided in NASDAQ Marketplace Rules or the rules of another public trading market on which shares of Common Stock are then listed or quoted; provided, however, that no amendment may be made without approval of the shareholders of the Company if the amendment will disqualify any Incentive Stock Options granted hereunder.
24. Governing Law
     This Plan, Awards granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania (regardless of the law that might otherwise govern under applicable Pennsylvania principles of conflict of laws).
25. Severability
     In case any provision of this Plan shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
26. Effective Date
     a. The Plan shall be effective as of the date on which the Plan is approved by the shareholders of the Company at an annual meeting or any special meeting of shareholders of the Company (the “Effective Date”) and such approval of shareholders shall be a condition to the right of each Participant to receive Awards hereunder.

     b. This Plan shall terminate on the 10th anniversary of the Effective Date (unless sooner terminated by the Board).